Exhibit 99.1

Digital World Acquisition Corp.

INDEX TO FINANCIAL STATEMENTS

FOR THE 12 MONTHS ENDED DECEMBER 31, 2023 AND DECEMBER 31, 2022:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Digital World Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Digital World Acquisition Corp. (the Company) as of December 31, 2023, and 2022, and the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, it is uncertain that the Company will consummate a business merger in the allotted time. If a business merger is not consummate but the specified date, there will be a mandatory liquidation and subsequent dissolution of the Company. Additionally, the Company has incurred and expects to incur significant cost in pursuit of its acquisition plans. These factors raise a substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Adeptus Partners, LLC

We have served as the Company’s auditor since 2023.

Ocean, New Jersey
March 29, 2024, PCAOB ID: 3686

DIGITAL WORLD ACQUISITION CORP.
BALANCE SHEETS

	December 31,
	2023	2022
ASSETS
Current assets

Cash	$395,011	$989
Prepaid assets	—	168,350
Total Current Assets	395,011	169,339
Cash Held in Trust Account	310,623,083	300,330,651
TOTAL ASSETS	$311,018,094	$300,499,990
LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$47,104,743	$18,054,912
Convertible note payable Sponsor	3,883,945	2,875,000
Convertible note payable	500,000	—
Income taxes - payable	1,790,081	979,475
Franchise tax payable	458,226	400,000
Convertible working capital loans	2,398,700	625,700
Advances - related party	41,000	525,835
Total Current Liabilities	56,176,695	23,460,922
Deferred underwriter fee payable	10,062,500	10,062,500
TOTAL LIABILITIES	66,239,195	33,523,422
Commitments and Contingencies
Class A common stock subject to possible redemption, $0.0001 par value, 200,000,000 shares authorized; 28,715,597 and 28,744,342 shares outstanding, at redemption value ($10.75 and $10.40 per share)	308,645,005	298,951,176
Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 1,277,234 issued and outstanding, excluding 28,715,597 and 28,744,342 shares subject to redemption	127	127
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 7,158,025 and 7,187,500 issued and outstanding	716	719
Additional paid-in capital	—	—
Accumulated deficit	(63,866,949)	(31,975,454)
Total Stockholders’ Deficit	(63,866,106)	(31,974,608)
TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT	$311,018,094	$300,499,990

The accompanying notes are an integral part of these financial statements.

DIGITAL WORLD ACQUISITION CORP.
STATEMENTS OF OPERATIONS

	For the Year ended December 31,
	2023	2022
Formation and operating costs	$12,240,732	$8,716,023
Legal investigations costs	20,752,819	10,004,519
Franchise tax expense	282,500	200,000
Loss from operating costs	(33,276,051)	(18,920,542)
Other income and expenses:
Insurance Recoveries	$1,081,238	—
Interest earned on cash held in Trust Account	13,852,774	4,257,469
Total other income	14,934,012	4,257,469
Loss before income taxes	(18,342,039)	(14,663,073)
Income tax expense	3,548,602	979,475
Net loss	$(21,890,641)	$(15,642,548)
Weighted average shares outstanding of Class A common stock	30,018,099	30,026,614
Basic and diluted net loss per Class A common stock	$(0.49)	$(0.39)
Weighted average shares outstanding of Class B common stock	7,187,258	7,187,500
Basic and diluted net loss per Class B common stock	$(0.99)	$(0.53)

The accompanying notes are an integral part of these financial statements.

DIGITAL WORLD ACQUISITION CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Class A Common Stock		Class B Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - December 31, 2022	1,277,234	$127	7,187,500	$719	$—	$(31,975,454)	$(31,974,608)
Net loss						(21,890,641)	(21,890,641)
Surrender of shares			(29,475)	(3)		3	—
Remeasurement of Class A common stock to redemption value						(10,000,857)	(10,000,857)
Balance - December 31, 2023	1,277,234	$127	7,158,025	$716	$—	$(63,866,949)	$(63,866,106)

	Class A Common Stock		Class B Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - December 31, 2021	1,277,234	$127	7,187,500	$719	$—	$(10,572,814)	$(10,571,968)
Net loss						(15,642,548)	(15,642,548)
Remeasurement of Class A common stock to redemption value						(5,760,092)	(5,760,092)
Balance - December 31, 2022	1,277,234	$127	7,187,500	$719	$—	$(31,975,454)	$(31,974,608)

The accompanying notes are an integral part of these financial statements.

DIGITAL WORLD ACQUISITION CORP.
STATEMENTS OF CASH FLOWS

	For the Year end December 31,
	2023	2022
Cash flows from operating activities:

Net loss	$(21,890,641)	$(15,642,548)
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on cash and marketable securities held in Trust Account	(13,831,960)	(4,257,469)
Changes in operating assets and liabilities:
Accrued expenses	29,549,831	17,026,986
Income taxes payable	810,606	979,475
Prepaid insurance	168,350	237,673
Franchise tax payable	58,226	200,000
Net cash used in operating activities	(5,135,588)	(1,455,883)
Cash flows from investing activities:
Investment of cash in Trust Account	—	(2,875,000)
Cash withdrawn from Trust Account for taxes	3,232,500
Cash withdrawn from Trust Account for redemptions	307,028	58,916
Net cash provided by (used in) investing activities	3,539,528	(2,816,084)
Cash flows from financing activities:
Proceeds from convertible Sponsor note	1,008,945	2,875,000
Proceeds from working capital loan	1,773,000	503,441
(Repayment of) Proceeds from advances – related party	(484,835)	625,700
Redemption of shares	(307,028)	(58,916)
Net cash provided by financing activities	1,990,082	3,945,225
Net change in cash	394,022	(326,742)
Cash at beginning of period	989	327,731
Cash at end of period	$395,011	$989
Supplemental disclosures
Income taxes paid	$2,737,997	$—
Interest paid	$—	$—
Non-cash investing and financing activities:
Class B common stock redemption	$3	$0
Remeasurement of Class A common stock	$10,000,857	$5,760,092
Issuance of Convertible note for legal services	$500,000	$0

The accompanying notes are an integral part of these financial statements.

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS AND GOING CONCERN

Digital World Acquisition Corp. (the “Company”) is a blank check company incorporated in the State of Delaware on December 11, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on middle-market emerging growth technology-focused companies in the Americas, in the SaaS and Technology or Fintech and Financial Services sector.

As of December 31, 2023, the Company had not yet commenced operations. All activity through December 31, 2023 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below and the search for targets for its initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering and the concurrent Private Placement (as defined below). The Company has selected December 31 as its fiscal year end. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The registration statement for the Company’s Initial Public Offering was declared effective on September 2,  2021 (the “Registration Statement”). On September 8, 2021, the Company consummated the Initial Public Offering of 28,750,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $287,500,000, and incurred offering costs of $23,566,497, consisting of deferred underwriting commissions of $10,062,500 (see Note 4), fair value of the representative shares (as defined in Note 8) of $1,437,500, fair value of shares issued to the anchor investors of the Company’s Initial Public Offering of $7,677,450, fair value of shares transferred to officers and directors of $221,018, and other offering costs of $4,168,029. The Units sold in the Initial Public Offering included Units that were subject to a 45-day option granted to the underwriter to purchase up to an additional 3,750,000 Units at the Initial Public Offering price to cover over-allotment, which was exercised in full in connection with the consummation of the Initial Public Offering.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 1,133,484 units (the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement (“Private Placement”) to the Company’s sponsor, ARC Global Investments II LLC (the “Sponsor”), generating gross proceeds of $11,334,840, which is described in Note 5.

Following the closing of the Initial Public Offering on September 8, 2021, an amount of $293,250,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Placement Units was placed in a trust account (the “Trust Account”) located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in money market funds meeting the conditions of paragraph (d) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earliest of: (i) the completion of a Business Combination, (ii) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (“Amended and Restated Certificate of Incorporation”) (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or certain amendments to its Amended and Restated Certificate of Incorporation prior thereto or to redeem 100% of the Public Shares if the Company does not complete its initial Business Combination within the Combination Period (as defined below) or (B) with respect to any other provision relating to stockholders’ rights or pre-Business Combination activity and (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an initial Business Combination within the Combination Period (subject to the requirements of applicable law).

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination, unless otherwise required by applicable law, regulation or stock exchange rules.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.20 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s Amended and Restated Certificate of Incorporation. In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. Because of the redemption feature noted above, the shares of Class A common stock are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital). While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the Public Shares are redeemable and will be classified as such on the balance sheet until such date that a redemption event takes place.

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the SEC, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor and the Company’s officers and directors have agreed (a) to vote any shares of Class B common stock of the Company (the “Founder Shares”), the shares of Class A common stock included within the Placement Units (the “Private Shares”) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) waive their redemption rights with respect to any Founder Shares, Private Shares held by them and any Public Shares purchased during or after the Initial Public Offering in connection with the completion of the Business Combination, (c) not to waive their redemption rights with respect to any Founder Shares, Private Shares held by them and any Public Shares purchased during or after the Initial Public Offering in connection with a stockholder vote to approve an amendment to the Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or certain amendments to its Amended and Restated Certificate of Incorporation prior thereto or to redeem 100% of the Public Shares if the Company does not complete an initial Business Combination within the Combination Period or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares and Private Shares held by them if the Company fails to complete its initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete its initial Business Combination within the Combination Period. The Company’s anchor investors have agreed to (1) vote any Founder Shares held by them in favor of the initial Business Combination, (2) waive their redemption rights with respect to any Founder Shares held by them in connection with the completion of the Company’s initial Business Combination, and (3) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete its initial Business Combination within the Combination Period.

On November 22, 2022, the Company held a special meeting of stockholders. At the meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware extending, upon the request of the Sponsor and approval by the Board, the period of time for the Company to consummate an initial business combination up to four times, each by an additional three months, for an aggregate of 12 additional months (which is from September 8, 2022 up to September 8, 2023).

In connection with the special meeting of stockholders, stockholders holding 5,658 shares of the Company’s Class A common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account. As a result, $58,916 (approximately $10.41 per share) was removed from the Company’s trust account to pay such holders.

On September 8, 2022, the Company issued a promissory note in the aggregate principal amount of $2,875,000 to the Sponsor, in connection with the extension of the termination date for the Company’s initial Business Combination from September 8, 2022 to December 8, 2022. On December 19, 2022, the Company announced the second extension of the termination date for the Company’s initial Business Combination from December 8, 2022 to March 8, 2023. On February 28, 2023, the Company announced the third extension of the termination date for the Company’s initial Business Combination from March 8, 2023 to June 8, 2023.

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
On August 9, 2023, the Company and TMTG entered into the Second Amendment to the Merger Agreement (the “Second Amendment”). Among other changes to governance and financial terms, the Second Amendment extends the Merger Agreement’s “Outside Date” to December 31, 2023, and provides for mutual supplemental due diligence ahead of the Company’s anticipated filing of an updated registration statement on Form S-4 with the SEC. For further information on the Second Amendment, please see the Company’s current report on Form 8-K filed with the SEC on August 9, 2023 or the Company’s Amendment Number 1 to the Form S-4 Registration Statement filed with the SEC on November 13, 2023.

On September 5, 2023, the Company held a special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved the Extension Amendment extending, upon the approval by the Corporation’s board of directors, the date by which the Company has to consummate an initial business combination up to four times, each by an additional three months, for an aggregate of 12 additional months (i.e. from September 8, 2023 up to September 8, 2024) or such earlier date as determined by the Board (the “Extension Amendment Proposal”).

In connection with the Meeting, stockholders holding 28,745 shares of the Company’s Class A common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, $307,028 (approximately $10.68 per share) was removed from the Company’s Trust Account to pay such holders.

On September 29, 2023, the Company and TMTG entered into the Third Amendment to the Merger Agreement (the “Third Amendment”). The Third Amendment extends the period of time for the parties to complete mutual supplemental due diligence ahead of the Company’s anticipated filing of an updated registration statement on Form S-4 with the SEC.

The Company has until September 8, 2024, to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than $10.45.

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.20 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Going Concern Consideration

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Account Standards Update (“ASU”) 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” as stated above, the Company has until September 8, 2024 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Additionally, the Company has incurred and expects to incur significant costs in pursuit of its acquisition plans. The Company lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the date of the issuance of the financial statements. As a result, these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Proposed Business Combination

The Company entered into an Agreement and Plan of Merger, dated as of October 20, 2021, as amended on May 11, 2022, on August 9, 2023, and on September 29, 2023, and as it may be further amended or supplemented from time to time, the “Merger Agreement”) with DWAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Trump Media & Technology Group Corp., a Delaware corporation (“TMTG”), the Sponsor, in the capacity as the representative for certain stockholders of the Company, and TMTG’s General Counsel, in the capacity as the representative for stockholders of TMTG.

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into TMTG (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with TMTG continuing as the surviving corporation in the Merger and a wholly- owned subsidiary of the Company. In the Merger, (i) all shares of TMTG common stock (together, “TMTG Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than those properly exercising any applicable dissenters rights under Delaware law) will be converted into the right to receive the Merger Consideration (as defined below); (ii) each outstanding option to acquire shares of TMTG Common Stock (whether vested or unvested) will be assumed by the Company and automatically converted into an option to acquire shares of the Company common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of TMTG Common Stock into the Merger Consideration and (iii) each outstanding restricted stock unit of TMTG shall be converted into a restricted stock unit relating to shares of the Company’s common stock. At the Closing, the Company will change its name to “Trump Media & Technology Group Corp.”

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
The aggregate merger consideration to be paid pursuant to the Merger Agreement to holders of TMTG Common Stock as of immediately prior to the Effective Time (“TMTG Stockholders” and, together with the holders of TMTG options and restricted stock units immediately prior to the Effective Time, the “TMTG Security Holders”) will be an amount equal to $875,000,000, subject to adjustments for TMTG’s closing debt, net of cash and unpaid transaction expenses (the “Merger Consideration”), plus the additional contingent right to receive certain earnout shares after the Closing, provided that it shall exclude any additional shares issuable upon conversion of certain TMTG convertible notes. The Merger Consideration to be paid to TMTG Stockholders will be paid solely by the delivery of new shares of the Company’s common stock, with each valued at the price per share at which each share of the Company’s common stock is redeemed or converted pursuant to the redemption by the Company of its public stockholders in connection with the Company’s initial Business Combination, as required by the Company’s Amended and Restated Certificate of Incorporation, by-laws and the Company’s Initial Public Offering prospectus. The Merger Consideration will be subject to a post-Closing true up 90 days after the Closing.

As part of the Merger Consideration, the Company will create a new class of common stock (the “High Vote Common Stock”) to be issued to former President Donald J. Trump (“Company Principal”) that will have the same voting, dividend, liquidation and other rights as one share of the Company’s Class A common stock, except that each share of High Vote Common Stock will entitle its holder to a number of votes equal to the greater of (i) one vote and (ii) the number of votes that would cause the aggregate number of shares issued to the Company Principal as consideration in the Merger (excluding any Earnout Shares) to represent 55% of the voting power (to the maximum extent permitted by the rules and regulations of Nasdaq and applicable law, following the reasonable best efforts of the Company to obtain any necessary approvals) of (A) all shares of the Company’s common stock entitled to vote on the election of directors as of immediately following the Closing plus (B) the maximum number of shares of the Company’s common stock issuable upon the conversion of all convertible preferred stock or other convertible securities of the Company (if any) outstanding or with respect to which purchase agreements are in effect at Closing. The shares of High Vote Common Stock will vote together with all other shares of the Company’s common stock on all matters put to a vote of the Company’s stockholders, entitled to vote on the election of directors as of immediately following closing of the merger and all other matters put to a vote of the Company’s stockholders. Each TMTG convertible note that is issued and outstanding immediately prior to the Effective Time will convert immediately prior to the Effective Time into a number of shares of TMTG Common Stock in accordance with the terms of each note.

In addition to the Merger Consideration set forth above, the TMTG Stockholders will also have a contingent right to receive up to an additional 40,000,000 shares of the Company’s common stock (the “Earnout Shares”) after the Closing based on the price performance of the Company’s common stock during the three (3) year period following the Closing (the “Earnout Period”). The Earnout Shares shall be earned and payable during the Earnout Period as follows:

●
if the dollar volume-weighted average price (“VWAP”) of the Company’s common stock equals or exceeds $12.50 per share for any 20 trading days within any 30 trading day period, the Company shall issue to the TMTG Stockholders an aggregate of 15,000,000 Earnout Shares;

●
if the VWAP of the Company’s common stock equals or exceeds $15.00 per share for any 20 trading days within any 30 trading day period, the Company shall issue to the TMTG Stockholders an aggregate of 15,000,000 Earnout Shares; and

●
if the VWAP of the Company’s common stock equals or exceeds $17.50 per share for any 20 trading days within any 30 trading day period, the Company shall issue to the TMTG Stockholders an aggregate of 10,000,000 Earnout Shares.

If there is a final determination that the TMTG Stockholders are entitled to receive Earnout Shares, then such Earnout Shares will be allocated pro rata amongst the TMTG Stockholders. The number of shares of the Company’s common stock constituting any earnout payment shall be equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing.

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
On December 4, 2021, in support of the Transactions, the Company entered into securities purchase agreements (the “SPAs”) with certain institutional accredited investors (the “PIPE Investors”), pursuant to which the investors agreed to purchase an aggregate of 1,000,000 shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”), at a purchase price of $1,000 per share of Preferred Stock, for an aggregate commitment of $1,000,000,000 in a private placement (the “PIPE”) that was originally intended to be consummated concurrently with the Transactions. The closing of the PIPE was conditioned on the concurrent closing of the Transactions and other closing conditions as set forth in the SPAs. Pursuant to the SPAs, each of the PIPE Investors had the right to terminate its respective SPA, among other things, if the closing of the PIPE had not occurred on or prior to September 20, 2022. The PIPE Investment was terminated in full as of January 10, 2024. See Note 9 – Subsequent Events.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and in accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Offering Costs Associated with the Initial Public Offering

Offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Initial Public Offering. These costs were charged to stockholders’ equity upon the completion of the Initial Public Offering. On September 8, 2021, offering costs in the aggregate of $23,566,497 were charged to stockholders’ equity (consisting of deferred underwriting commission of  $10,062,500, fair value of the representative shares of $1,437,500, fair value of shares issued to the anchor investors of the Company’s Initial Public Offering of $7,677,450, fair value of shares transferred to officers and directors of $221,018, and other cash offering costs of $4,168,029).

Class A Common Stock Subject to Possible Redemption

As discussed in Note 4, all of the 28,750,000 shares of Class A common stock sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s Amended and Restated Certificate of Incorporation.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes.

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31, 2023 or December 31, 2022 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

For the year ended December 31, 2023, the Company recorded $109,217 of penalties and interest expense related to income taxes, which is included in income tax expense. No amount was recorded for the year ended December 31, 2022.

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Net Loss Per Share

Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. The Company applies the two-class method in calculating earnings per share. Earnings and losses are shared pro rata between the two classes of shares. The calculation of diluted loss per share of common stock does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering and (ii) sale of the Private Placement Units, because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted earnings per share is the same as basic earnings per share for the periods presented.

The following table reflects the calculation of basic and diluted net income (loss) per share (in dollars, except per share amounts):

	Year Ended		Year Ended
	December 31, 2023		December 31, 2022
	Redeemable	Non Redeemable	Redeemable	Non Redeemable
Basic and diluted net income (loss) per share of common stock Numerator:
Allocation of net income (loss), as adjusted	$(14,776,927)	$(7,113,714)	(11,799,077)	$(3,843,471)
Denominator: Basic and diluted weighted average shares outstanding	30,018,099	7,187,258	30,026,614	7,187,500
Basic and diluted net income (loss) per share of common stock	$(0.49)	$(0.99)	(0.39)	$(0.53)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2023, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company accounts for the warrants in accordance with the guidance contained in ASC 815-40. The Company has determined that the warrants qualify for equity treatment in the Company’s financial statements.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury Department”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. The IR Act applies only to repurchases that occur after December 31, 2022.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming shareholder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

NOTE 3. INITIAL PUBLIC OFFERING

On September 8, 2021, the Company consummated its Initial Public Offering of 28,750,000 Units, at $10.00 per Unit, generating gross proceeds of $287,500,000.

Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share (see Note 8).

As of September 8, 2021, the Company incurred offering costs of $23,566,497, consisting of deferred underwriting commissions of $10,062,500, fair value of the representative shares (as defined in Note 8) of $1,437,500, fair value of shares issued to the anchor investors of the Company’s Initial Public Offering of $7,677,450, fair value of shares transferred to officers and directors of $221,018, and other offering costs of $4,168,029.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 1,133,484 Placement Units at a price of $10.00 per Placement Unit (or $11,334,840 in the aggregate). The Sponsor initially transferred $13,203,590 to the Trust Account on September 8, 2021. The excess proceeds ($1,869,110) over the proceeds of the Private Placement were subsequently transferred back to the Company’s operating account and returned to the Sponsor.

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
The proceeds from the sale of the Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. The Placement Units are identical to the Units sold in the Initial Public Offering, except that the Placement Units and their component securities will not be transferable, assignable or salable until 30 days after the consummation of the initial business combination except to permitted transferees and are entitled to registration rights. If the Company does not complete a business combination within the Combination Period, the proceeds from the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the warrants included in the Placement Units (the “Placement Warrants”) will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Class B Common stock

During the year ended December 31, 2021, the Company issued an aggregate of 8,625,000 shares of Class B common stock or Founder Shares to the Sponsor for an aggregate purchase price of $25,000 in cash. On July 2, 2021, the Sponsor transferred 10,000 Founder Shares to its Chief Financial Officer and 7,500 Founder Shares to each of its independent directors. The Company estimated the fair value of these transferred shares to be $221,000. On September 2, 2021, the Sponsor surrendered to the Company an aggregate of 1,437,500 shares of Class B common stock for cancellation for no consideration, resulting in an aggregate of 7,187,500 shares of Class B common stock issued and outstanding. The number of Founder Shares issued represented 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the initial stockholders do not purchase any Public Shares in the Initial Public Offering and excluding the Placement Units and underlying securities). All shares and associated amounts have been retroactively restated to reflect the surrender of these shares.

With certain limited exceptions, the shares of Class B common stock are not transferable, assignable by the Sponsor until the earlier to occur of: (A) six months after the completion of the Company’s initial Business Combination and (B) subsequent to the Company’s initial Business Combination, (x) if the reported last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, the Placement Units, Placement Shares, Placement Warrants and the Class A common stock underlying the Placement Warrants, will not be transferable, assignable or saleable by the Sponsor or its permitted transferees until 30 days after the completion of the initial Business Combination.

Administrative Services Arrangement

An affiliate of the Sponsor has agreed, commencing from the date when the Company’s Registration Statement was declared effective through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay the affiliate of the Sponsor $15,000 per month for these services. The agreement with the Sponsor was terminated on April 5, 2023. $45,000 and $180,000 of expense was recorded for the year ended December 31, 2023 and 2022, respectively. $221,000 and $176,000 was unpaid as of December 31, 2023 and December 31, 2022, respectively.

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
On April 5, 2023, Company entered into an Administrative Support Agreement with Renatus LLC (“Renatus”), an advisory group owned by Eric Swider, the Chief Executive Officer and director of the Company, pursuant to which, the Company agrees to pay Renatus a monthly fee of $15,000 for office space, utilities and secretarial and administrative support commencing from April 5, 2023 until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation. $105,000 and $0 of expense was recorded for the year ended December 31, 2023 and 2022, respectively. There was no unpaid balance as of December 31, 2023.

Related Party Loans

In order to finance transaction costs in connection with an initial business combination, the Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required using Digital World Convertible Notes.

●
“Digital World Convertible Notes” means up to $40,000,000 in non-interest bearing convertible promissory notes payable upon the stockholders’ approval of the Business Combination and, if applicable, the PIPE Investors’ approval, in either (i) Working Capital Units or (ii) cash or Working Capital Units, at the election of the holder. Up to $30,000,000 of such convertible promissory notes may be issued to the Sponsor or its affiliates or the Company’s officers or directors in connection with any loans made by them to the Company prior to Closing. Up to $10,000,000 of such convertible promissory notes may be issued to either third parties providing services or making loans to the Company or to the Sponsor or its affiliates or the Company’s officers or directors in connection with any loans made by them to the Company prior to Closing.

●
“Working Capital Units” means any units issuable pursuant to the Digital World Convertible Notes. Each unit consists of one share of Digital World Class A common stock and one-half Warrant. Each unit issuable pursuant to the Digital World Convertible Notes, subject to the terms and conditions of each applicable note, shall not have a price lower than $8.00 per unit.

In the event that an initial business combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Digital World Convertible Notes, but no proceeds held in the Trust Account would be used to repay the Digital World Convertible Notes.

In November 2021, the Sponsor committed to provide loans of up to an aggregate of $1,000,000 to the Company through September 8, 2023, in the form of Digital World Convertible Notes.

On May 12, 2022, the Company entered into an amendment (the “Amendment to the Insider Letter”) to that certain letter agreement, dated September 2, 2021 (“Insider Letter”), with the Sponsor and the Company’s directors, officers or other initial shareholders named therein (the “Insiders”). Pursuant to the Insider Letter, among other matters, the Sponsor and the Insiders agreed in Section 9 thereof, that the Sponsor, an affiliate of the Sponsor or certain of the Company’s officers and directors may make up to $30,000,000 loans against Digital World Convertible Notes with a conversion price of $10 per Working Capital Units.

On September 8, 2022, the Company issued a Digital World Convertible Note with a conversion price of $10 per Working Capital Units with an aggregate principal amount of $2,875,000 to the Sponsor, in connection with the extension of the termination date for the Company’s initial business combination from September 8, 2022 to December 8, 2022. As of December 31, 2023 and December 31, 2022, there was $2,875,000 outstanding under this note.

On April 21, 2023, the Company issued two Digital World Convertible Notes (one for $625,700 and the other for $500,000) in the aggregate principal amount of $1,125,700 to the Sponsor to pay costs and expenses in connection with completing an initial business combination. As of December 31, 2023, there were $1,125,700 outstanding in Digital World Convertible Notes with a conversion price of $10 per Working Capital Units (which exceeds the aggregate amount the Sponsor committed to provide).

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
On June 2, 2023, the Company issued a Digital World Convertible Note with a conversion price of $10 per Working Capital Units, with an aggregate principal amount of $2,000,000 to Renatus, of which Eric Swider, Chief Executive Officer and Director of the Company, is a founder and partner and another Digital World Convertible Notes in the aggregate principal amount of $10,000,000 (the “$10 Million Note,” together with the $2 Million Note, the “Renatus Notes”) to Renatus. As of December 31, 2023, $1,232,000 was outstanding in Digital World Convertible Note to Renatus.

The issuances of the Notes were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Advances – related parties

During 2022 and the year ended December 31, 2023, the Sponsor paid, on behalf of the Company, $470,835 to a vendor for costs incurred by the Company and $41,000 directly to the Company. As of December 31, 2023 and December 31, 2022, the Company’s obligation to the Sponsor for such payments was outstanding in the amount of $41,000 and $425,835, respectively.

During 2022, a Board member paid, on behalf of the Company, $100,000 to a vendor for costs incurred by the Company. As of December 31, 2023 and December 31, 2022, the Company’s obligation to the Board Member for such payment was $0 and $100,000, respectively.

Note payable

During 2023, the Company agreed to pay a law firm a fixed amount of $500,000 for services rendered through December 31, 2023. As of December 31, 2023, the $500,000 was earned and payable and included in Note payable on the balance sheet. On November 20, 2023, the law firm was issued $500,000 in a Digital World Convertible Note with a conversion price of $10 per Working Capital Units.

During the fourth quarter of 2023, the Company issued Digital World Convertible Notes with a conversion price of $10 per Working Capital Units to certain investors, for working capital purposes As of December 31, 2023, $1,049,945 was outstanding in Digital World Convertible Notes to certain investors.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, the holders of representative shares as well as the holders of the Placement Units (and underlying securities) and any securities issued in payment of Working Capital Loans made to the Company, are entitled to registration rights pursuant to an agreement signed on the effective date of the Initial Public Offering. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. Notwithstanding anything to the contrary, the underwriters (and/or their designees) may participate in a “piggy- back” registration only during the seven year period beginning on the effective date of the Initial Public Offering. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Notwithstanding anything to the contrary, under FINRA Rule 5110, the underwriters and/or their designees may only make a demand registration (i) on one occasion and (ii) during the five-year period beginning on the effective date of the registration statement relating to the Initial Public Offering, and the underwriters and/or their designees may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement relating to the Initial Public Offering.

Underwriting Agreement

The underwriters purchased the 3,750,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions.

The underwriters are entitled to a cash underwriting discount of: (i) one point twenty-five percent (1.25%) of the gross proceeds of the Initial Public Offering, or $3,593,750, with the underwriters’ over-allotment having been exercised in full; (ii) zero point five percent (0.50%) of the total number of shares of Class A common stock issued in the Initial Public Offering, or 143,750 shares of Class A common stock. In addition, the underwriters are entitled to a deferred underwriting commissions of three point five percent (3.50%) of the gross proceeds of the Initial Public Offering, or $10,062,500 upon closing of the Business Combination. The deferred underwriting commissions will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

Right of First Refusal

Subject to certain conditions, the Company granted the underwriter, for a period of 24 months after the date of the consummation of the Business Combination, a right of first refusal to act as sole book runner, and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings for the Company or any of its successors or subsidiaries. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the effective date of the Registration Statement.

Agreement with law firm

During 2023, the Company agreed to pay a law firm the greater of $8 million or 130% of the actual fees incurred if the Company completes the Business Combination. Such fees are subject to a downward adjustment in the event the Business Combination is not consummated. Fees and expenses incurred for the year ended December 31, 2023 related to the law firm were $5.1 million. No fees and expenses were incurred for the year ended December 31, 2022.

Legal Matters

Except as indicated below, to the knowledge of the Company’s management team, there is no litigation currently pending or contemplated against the Company, or against any of its property.

The Company is cooperating with a FINRA inquiry concerning events (specifically, a review of trading) that preceded the public announcement of the Merger Agreement. According to FINRA’s request, the inquiry should not be construed as an indication that FINRA has determined that any violations of Nasdaq rules or federal securities laws have occurred, nor as a reflection upon the merits of the securities involved or upon any person who effected transactions in such securities.

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Settlement in Principle

As previously disclosed in the Company’s Form 8-K filed with the SEC on July 3, 2023, the Company was the subject of an investigation (the “Investigation”) by the SEC with respect to certain statements, agreements and the timing thereof included in the Company’s registration statements on Form S-1 (the “Form S-1”) in connection with its IPO and Form S-4 relating to the business combination between the Company and TMTG.

On July 3, 2023, the Company reached an agreement in principle (the “Settlement in Principle”) in connection with the Investigation. The Settlement in Principle was subject to approval by the SEC.

On July 20, 2023, the SEC approved the Settlement in Principle, announcing settled charges against Digital World and entered a cease-and-desist order (the “Order”) finding that Digital World violated certain antifraud provisions of the Securities Act and the Exchange Act, in connection with Digital World’s IPO filings on Form S-1 and the Form S-4 concerning certain statements, agreements and omissions relating to the timing and discussions Digital World had with TMTG regarding the proposed business combination. In the Order, Digital World agreed (i) that any amended Form S-4 filed by Digital World will be materially complete and accurate with respect to certain statements, agreements and omissions relating to the timing and discussions that Digital World had with TMTG regarding the proposed business combination and (ii) to pay a civil money penalty in an amount of $18 million to the SEC promptly after the closing of any merger or a comparable business combination or transaction, whether with TMTG or any other entity. The Company recorded an expense related to this matter of $18 million for the year ended December 31, 2023.

Directors’ and Officers’ Insurance Policy

The coverage under the D&O policy is $2.5 million in excess of a $5.0 million retention. The Company has submitted a notice of loss related to the above noted DOJ and SEC actions to the insurance company and has begun submitting information to the insurance company. Based on actual payments made to third parties under the D&O policy, the Company has reduced its liabilities at December 31, 2023 by $1.1 million.

The Company is subject to litigation, disputes and claims in the normal course of its business. Except as noted above, the Company is not aware of any matters which could be material to the financial statements.

Notice of delisting

On May 23, 2023, the Company received a notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because it had not yet filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Q1 Form 10-Q”) with the SEC. The Rule requires listed companies to timely file all required periodic financial reports with the SEC.

Pursuant to Nasdaq rules, on July 24, 2023, the Company submitted to Nasdaq a plan to regain compliance with the Rule. On August 7, 2023, the Company received a notice from Nasdaq stating that Nasdaq had determined to grant an exception to enable the Company to regain compliance with the Rule and required the Company to file its amended Annual Report on Form 10-K for the year ended December 31, 2022 and its Q1 Form 10-Q, as required by the Rule, on or before November 20, 2023. On October 30, 2023, the Company filed its amended Annual Report on Form 10-K. On November 13, 2023, the Company filed its Q1 Form 10-Q.

On August 24, 2023, the Company announced that it received an expected letter from Nasdaq stating that the Company was not in compliance with the Rule because it had not yet filed its Quarterly Report on Form 10-Q for the period ended June 30, 2023 (the “Second Quarter Form 10-Q”) with the SEC. The Company submitted to Nasdaq an updated compliance plan which required the Company to file its Second Quarter Form 10-Q by November 20, 2023. On November 13, 2023, the Company filed its Second Quarter Form 10-Q.

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 7. STOCKHOLDERS’ DEFICIT

Preferred Stock - The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At December 31, 2023 and December 31, 2022, there were no shares of preferred stock issued or outstanding.

Class A Common Stock -The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. On September 8, 2021, the Company issued 143,750 shares of Class A common stock (“representative shares”) to the underwriter. The Company accounts for the representative shares as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity, at an estimated fair value of $1,437,500. At December 31, 2023 and December 31, 2022, there were 28,715,597 and 28,750,000 shares of Class A common stock issued and outstanding that are subject to possible redemption, and accordingly, such shares have been classified outside of permanent equity. At December 31, 2023 and December 31, 2022, there were 1,277,234 shares of Class A common stock included in stockholders’ deficit.

Class B Common Stock -The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. On September 2, 2021, the Sponsor surrendered an aggregate of 1,437,500 shares of Class B common stock for cancellation for no consideration. At December 31, 2023 and December 31, 2022, there were 7,158,025 and 7,187,500 shares of Class B common stock issued and outstanding, of which 1,650,000 shares were transferred to qualified institutional buyers. The shares of Class B Common Stock held by the Sponsor, officers and directors of the Company and institutional buyers represent 20% of the issued and outstanding shares after the Initial Public Offering (assuming those initial stockholders do not purchase any Public Shares in the Initial Public Offering and excluding the Placement Shares). Shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to certain adjustments.

Warrants - The warrants will become exercisable 30 days after the consummation of a Business Combination. The warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of Class A common stock issuable upon exercise of the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

Once the warrants become exercisable, the Company may redeem the warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	at any time after the warrants become exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
●
if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, and recapitalizations) for any 20 trading days within a 30-trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

If the Company calls the warrants for redemption, management will have the option to require all holders that wish to exercise the warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities, for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company completes a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Private Warrants, as well as any warrants underlying additional units the Company issues to the Sponsor, officers, directors, initial stockholders or their affiliates in payment of Working Capital Loans made to the Company, will be identical to the Public Warrants and may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Company’s initial Business Combination and will be entitled to registration rights.

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 8. TAXES

The Company’s net deferred tax assets are as follows:

	December 31, 2023	December 31, 2022
Deferred tax assets:

Net operating losses	$—	$—
Legal settlement	4,562,100	—
Start-up costs	8,716,458	5,190,046
Total deferred tax assets	13,278,558	5,190,046
Valuation Allowance	(13,278,558)	(5,190,046)
Deferred tax asset, net of allowance	$—	$—

Below is breakdown of the income tax provision.

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
Federal

Current	$(3,742,611)	$(3,078,967)
Deferred	—	—
State and local Current	(796,963)	(637,053)
Deferred	—	—
Change in valuation allowance	8,088,176	4,695,494
Income tax provision	$3,548,602	$979,475

As of December 31, 2023 and 2022, the Company had $0 of U.S. federal and state operating loss carryovers.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2023 and 2022, the change in the valuation allowance was $8,088,176 and $4,695,494, respectively.

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022

Federal income taxes at 21.00%	21.00%	21.00%
State tax, net of Federal benefit	4.35%	4.35%
Change in valuation allowance	(44.10)%	(32.03)%
Other	(0.60)%	—%
Provision for income tax	(19.35)%	(6.68)%

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
The effective tax rate differs from the statutory tax rate of 21% for the year ended December 31, 2023 and 2022, due to the change in the valuation allowance. The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open to examination by the taxing authorities. The Company considers Florida to be a significant state tax jurisdiction.

NOTE 9. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2023. Based upon this review the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, except as noted below.

PIPE terminations

As of February 8, 2024, all PIPE commitments had been terminated.

Institutional investors convertible notes and warrants

February 6, 2024

The Company issued six promissory notes to certain accredited investors for a total aggregate principal amount of up to $770,000. The proceeds of the Notes will be used to pay costs and expenses in connection with completing the Business Combination

Each of the notes bears no interest and is repayable in full upon the earlier of (i) the date on which the Company consummates its Business Combination and (ii) the date that the winding up of the Company is effective. At the election of the holder and upon the approval of the Company’s stockholders, up to the full amounts payable under the notes may be converted into units of the Company at any time on or prior to the applicable maturity date of the notes. The total conversion units so issued shall be equal to: (x) the portion of the principal amount of the respective note being converted divided by (y) the conversion price, rounded up to the nearest whole number of conversion units.

February 8, 2024

Pursuant to a note purchase agreement entered into by and between Digital World and certain institutional investors on February 8, 2024 (the “Note Purchase Agreement”), Digital World agreed to issue up to $50,000,000 in convertible promissory notes (the “Convertible Notes”). The Convertible Notes:

(a)
accrue interest at an annual rate of 8.00% and are payable on the earlier of (i) the date that is 12 months after the date on which the Company consummates the Business Combination, which interest is not payable to the extent the holder exercises the conversion right and (ii) the date that the winding up of the Company is effective (such date, the “Maturity Date”);

(b)
are convertible (i) at any time following the consummation of the Business Combination, but prior to the Maturity Date, redemption or otherwise the repayment in full of the Convertible Notes, at each holder’s option, in whole or in part, and subject to the terms and conditions of the Convertible Notes, including any required shareholders’ approval upon the consummation of the Business Combination and (ii) into that number of Digital World Class A common stock and warrants included in the units, each unit consisting of one share of Class A common stock of the Company and one-half of one warrant of the Company (the “Conversion Units”), equivalent to (A) the portion of the principal amount of the applicable Convertible Note (excluding any accrued interest, which shall not be payable with respect to the Convertible Note that was converted) being converted, divided by (B) $8.00 (the “Conversion Price”);

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
(c)
may be redeemed by Digital World, in whole or in part, commencing on the date on which all Digital World Class A common stock issuable to the holders has been registered with the Securities and Exchange Commission (the “SEC”), by providing a 10-day notice of such redemption (the “Redemption Right”), which Redemption Right is contingent upon the trading price of the Digital World Class A common stock exceeding 130% of the applicable conversion price on at least 3 trading days, whether consecutive or not, within the 15 consecutive trading days ending on the day immediately preceding the day on which a redemption notice is issued by Digital World;

(d)
are initially drawable for 20% of the applicable investor’s commitment amount and a final drawdown for the remaining 80% to occur upon the closing of the Business Combination , with the proceeds of such final drawdown to be deposited into a control account as indicated by the Company (the “Control Account”). The proceeds from such final drawdown deposited into the Control Account shall remain therein and may not be withdrawn by the Company until such time as (i) the Company exercises the Redemption Rights using the proceeds in the Control Account, (ii) any portion of the applicable Convertible Note has been converted, at which time such portion shall be released from the Control Account or (iii) if prior to the conversion, a resale registration statement of the Company covering all common stock issued pursuant to the Convertible Note has been declared effective by the Commission;

(e)	are subject to specified events of default; and

(f)	have registration rights pursuant to the registration rights agreement entered into by the Company and the parties thereto as of September 2, 2021.

In addition, pursuant to warrant subscription agreements (each a “Warrant Subscription Agreement”) entered into by and between Digital World and certain institutional investors on February 7, 2024, Digital World has agreed to issue an aggregate of 3,050,000 warrants (“Post-IPO Warrants”), each warrant entitling the holder thereof to purchase one share of Digital World Class A common stock for $11.50 per share. The Post-IPO Warrants are expected to be issued concurrently with the closing of the Business Combination, and when and if issued, shall have substantially the same terms as the public warrants issued by Digital World in connection with its initial public offering, except that such Post-IPO Warrants may only be transferred to the applicable holder’s affiliates.

Board of Directors and officers convertible notes

On January 22, 2024 the Company issued 9,651,250 of convertible notes to the Board of Directors and officers as compensation for services through the closing of the business combination.

Principal, Interest and Maturity Date

Each Promissory Note has an interest rate of 0%.

Each Promissory Note will be payable by the Company on the date on which the Company consummates its initial business combination, subject to the holder’s continued service with the Company through the closing of the initial business combination. Repayment of the principal amount of the Promissory Note (as well as any delivery of shares of our Class A common stock if the holder elects to covert the Promissory Note) will also be subject to any withholding taxes and deductions required by applicable laws, as determined by the Company.

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Conversion and Payment

At the holder’s option, and subject to the terms and conditions set forth herein, at any time prior to the Maturity Date, the holder may elect to convert all or a portion of the unpaid principal balance into shares of Class A common stock of the Company (the “Conversion Shares”), with such conversion effective as of the closing of the Business Combination. The Conversion rate is $10/share. The entire portion of the principal amount of the Promissory Note not converted to Conversion Shares will be paid in cash to the holder at the closing of the Business Combination, subject to any applicable tax withholdings.

The Conversion Shares will not be issued upon conversion of a Promissory Note unless such issuance and such conversion comply with all applicable provisions of law, including, but not limited to, the Securities Act and the applicable rules and regulations of The Nasdaq Stock Market and to the extent required by the Securities Act and the rules thereunder, delivery of the Conversion Shares will not occur until we have an effective registration statement on file with the Securities and Exchange Commission that covers the issuance of the Conversion Shares.

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Legal Matters

Section 16 Claim

On October 20, 2023, Plaintiff Robert Lowinger filed a complaint against Rocket One Capital, LLC (“Rocket One”), Michael Shvartsman, Bruce Garelick, and Digital World in the U.S. District Court for the Southern District of New York. According to the complaint, Digital World has been named as a party in the lawsuit because the Plaintiff is seeking relief for the benefit of Digital World. In the complaint, the Mr. Lowinger contends that, in 2021, Mr. Garelick and Rocket One were directors of Digital World and that they purchased securities of Digital World. Mr. Lowinger further alleges that within a six-month period from the date of their purchases, both Mr. Garelick and Rocket One sold securities in Digital World and realized profits from those sales. Additionally, Mr. Lowinger alleges that Mr. Shvartsman had a financial interest in the profits resulting from Rocket One’s purchases and sales of Digital World’s securities. According to Mr. Lowinger, under Section 16(b) of the Exchange Act (15 U.S.C. §78p(b)), Rocket One, Mr. Shvartsman, and Mr. Garelick are each required to disgorge certain trading profits to Digital World. On March 1, 2024, Digital World filed a motion to dismiss the claims against Digital World. On March 15, 2024, Mr. Lowinger filed an opposition to Digital World’s motion to dismiss. On March 22, 2024, Digital World filed a reply in support of its motion to dismiss. At this time, we express no opinion as to the likely outcome of this matter.

TMTG Related Potential Dispute

On July 30, 2021, an attorney for the Trump Organization, on behalf of President Trump, declared void ab initio a services agreement that had granted TMTG, among other things, extensive intellectual property and digital media rights related to President Trump for purposes of commercializing the various TMTG initiatives. Neither TMTG nor Digital World was a party to such agreement.

On January 18, 2024, Digital World received a letter on behalf of a party to the services agreement. The letter contained certain assertions regarding: (i) board appointments with respect to TMTG; (ii) consent rights with respect to TMTG’s issuance of additional shares and classes of securities; and (iii) certain expenses. As support of such assertions, the letter enclosed a copy of the services agreement that had been declared void nearly two and a half years previously. Digital World will share the letter with the appropriate parties for further evaluation, and, as applicable following such evaluation, update the disclosures in this Report.

United Atlantic Ventures

On each of January 18, 2024 and February 9, 2024, Digital World received letters from counsel to UAV,a party to a services agreement (the “Services Agreement”). The letters contained certain assertions and enclosed a copy of the Services Agreement that had been declared void by an attorney of President Donald J. Trump nearly two and a half years prior. Specifically, counsel for UAV claims that the Services Agreement grants UAV rights to (1) appoint two directors to TMTG and its successors (i.e., Public TMTG’s Board), (2) approve or disapprove of the creation of additional TMTG shares or share classes and anti-dilution protection for future issuances and (3) a $1.0 million expense reimbursement claim. In addition, UAV asserts that the Services Agreement is not void ab initio and claims that certain events following the July 30, 2021 notification support its assertion that such Services Agreement was not void.

On February 6, 2024, a representative of UAV sent a text message to a representative of a noteholder of TMTG suggesting that UAV might seek to enjoin the Business Combination.

On February 9, 2024, TMTG received from counsel to UAV a letter similar to those received by Digital World, which also threatened TMTG with legal action regarding UAV’s alleged rights in TMTG, including, if necessary, an action to enjoin consummation of the Business Combination.

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
TMTG has informed Digital World that it strongly disagrees with UAV’s assertion to any rights with respect to TMTG under the Services Agreement and that it believes TMTG has valid defenses to the potential claims by UAV.

Related Party Loans

On March 18, 2024, the Company drew down $625,000 under the Renatus Notes.

TMTG has further informed Digital World that the capitalization of TMTG is based on TMTG’s corporate documents, including a resolution dated October 13, 2021 (the “TMTG Issuance Resolution”) and not the Services Agreement.

On February 28, 2024, United Atlantic Ventures, LLC (“UAV”) filed a verified complaint against TMTG in the Court of Chancery of the State of Delaware (the “Court”) seeking declaratory and injunctive relief relating to the authorization, issuance and ownership of stock in TMTG, which was amended on March 4, 2024 to add TMTG’s directors as defendants. In addition to its complaint filed on February 28, 2024, UAV also filed a motion to expedite proceedings with the Court. On March 6, 2024, TMTG filed an opposition to UAV’s motion to expedite, and UAV filed its response on March 8, 2024.

On March 9, 2024, the Court held a hearing to decide UAV’s motion to expedite proceedings. During the oral argument by the parties, TMTG advised the Court that it would agree that any additional shares of TMTG issued by TMTG prior to or upon the consummation of the Business Combination (other than any shares issued to satisfy obligations pursuant to TMTG convertible notes) would be placed in escrow pending a resolution of the dispute between the parties. Vice Chancellor Sam Glasscock acknowledged that if any claims remained after the stockholder vote scheduled to take place on March 22, 2024, on the proposed Business Combination (the “Stockholder Vote”), the Court would address those issues expeditiously. However, the Court advised that it would not be blocking the Stockholder Vote, which will proceed as currently scheduled. The Court further noted that the parties would contact the Court following the Stockholder Vote.

Vice Chancellor Glasscock directed TMTG and UAV to submit a proposed stipulated escrow order by close of business on Wednesday, March 13, 2024.

Bradford Cohen

On January 22, 2024, TMTG received a letter from a counsel to Mr. Cohen, who purportedly represented President Donald J. Trump in connection with the Services Agreement, but was not a party thereto. The letter sought to inspect TMTG’s books and records pursuant to Delaware and Florida law and requested that TMTG preserve records for the last three years. TMTG responded via counsel on January 29, 2024. Since January 22, 2024, Mr. Cohen has reached out to TMTG on several occasions. Mr. Cohen asserts that the Services Agreement, declared void by Mr. Cohen’s ostensible client on July 30, 2021, confers certain rights upon Mr. Cohen with respect to the capitalization of TMTG. As the potential claims described above were recently asserted, and the potential disputes arising therefrom are in their early stages, neither TMTG nor Digital Word is able to assess the impact of such claims on their respective businesses and stockholders, or those of the Public TMTG. As a general matter, the defense of such potential claims may be costly and time consuming and could have a material adverse effect on the Company’s reputation and its existing stockholders.

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Patrick Orlando

On February 27, 2024, Digital World and TMTG filed a lawsuit, captioned Digital World Acquisition Corp. v. ARC Global Investments II, LLC (Case No. 192862534), in the Civil Division for the Twelfth Judicial Circuit Court in Sarasota County, Florida. The lawsuit seeks (i) a declaratory judgment that the appropriate conversion ratio is 1.34:1, as previously disclosed in this annual report, (ii) damages for tortious interference with the contractual and business relationship between TMTG and Digital World, (iii) damages for conspiracy with unnamed co-conspirators to tortuously interfere with the contractual and business relationship between TMTG and Digital World, (iv) damages to TMTG as a result of (a) the breach of fiduciary duty by Mr. Orlando, which exposed Digital World to regulatory liability through the practice of targeting and resulted in an $18 million dollar penalty to Digital World and significant reputational harm and (b) Mr. Orlando’s continuous obstruction of Digital World’s merger with TMTG to extort various concessions that only benefit him and harm Digital World and its shareholders; and (v) damages for wrongfully asserted dominion over Digital World’s assets inconsistent with Digital World’s possessory rights over those assets. The complaint alleges impending violation of the Digital World Charter for failure to commit to issue the number of conversion shares to the Sponsor that the Sponsor claims it is owed upon the consummation of the Business Combination. The complaint claims a new conversion ratio of 1.78:1. Digital World believes the difference between Digital World’s calculation of the previously disclosed conversion ratio of 1.34:1 and the Sponsor’s now claimed ratio of 1.78:1 results from the Sponsor improperly taking into account in its calculation currently outstanding derivative securities of Digital World neither issued in connection with the closing of the Business Combination nor in a financing transaction in connection with the Business Combination, as well as securities issuable to TMTG in the Business Combination, in each case, contrary to the terms of the Digital World Charter with respect to issuances requiring an adjustment to the conversion ratio applicable to the Class B common stock (collectively, the “Excluded Securities”). The lawsuit filed by the Sponsor seeks: (i) specific performance and damages for alleged breach of the Digital World Charter, (ii) a declaratory judgment that the Excluded Securities should be included in the calculation of the conversion ratio, (iii) a finding that the directors of Digital World breached their fiduciary duties, and (iv) a preliminary injunction to enjoin the Business Combination until Digital World “corrects” the conversion ratio.

Digital World does not believe the Sponsor’s 1.78:1 conversion ratio and related claims are supported by the terms of the Digital World Charter. As a result, Digital World intends to vigorously defend its claims. In the event Digital World is unable to resolve the ongoing disputes with Mr. Orlando and the Sponsor, the resultant delay could introduce material risk to the Business Combination and could result in additional expenses, management diversion, and other related costs that could have a material adverse effect on the trading price of Digital World’s common stock.

On February 29, 2024, ARC Global Investments II, LLC (“ARC”), Digital World’s sponsor, which is controlled by Mr. Patrick Orlando, Digital World’s former chairman of the board of directors (the “Board”) and chief executive officer and a current member of the Board, filed a lawsuit, captioned ARC Global Investments II, LLC v. Digital World Acquisition Corp., Eric Swider, Frank J. Andrews, Edward J. Preble and Jeffery A. Smith (the “Delaware Lawsuit”), in the Court of Chancery of the State of Delaware (the “Chancery Court”). ARC’s complaint alleges impending violation of the Digital World Charter for failure to commit to issue the number of conversion shares to ARC that ARC claims it is owed upon the consummation of the Business Combination. The complaint claims entitlement to a conversion ratio of 1.78:1.

In addition to its complaint filed on February 29, 2024, ARC also filed a motion with the Chancery Court requesting that the case schedule be expedited to enable the Chancery Court to conduct an injunction hearing prior to the March 22, 2024 shareholder vote. On March 3, 2024, Digital World filed an opposition to ARC’s motion to expedite, and ARC filed a reply on March 4, 2024.

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
On March 5, 2024, the Chancery Court held a hearing to decide ARC’s motion to expedite the case schedule, which was argued on Digital World’s behalf by Paul Hastings LLP partner Brad Bondi. Following oral argument by the parties, the Vice Chancellor ruled that ARC’s motion was denied “insofar as the court will not hold a merits or injunction hearing before March 22[, 2024].” The Chancery Court ruled that Digital World’s proposal to place disputed shares into an escrow account upon the closing of the Business Combination was sufficient to preclude a possibility of irreparable harm related to the conversion of ARC’s shares. Additionally, the Chancery Court ruled that Digital World’s public disclosures regarding the nature of ARC’s claims and possible conversion scenarios at the closing of the Business Combination further precluded a possibility of irreparable harm related to inadequate disclosure for purposes of the March 22, 2024 vote.

In issuing its ruling, the Chancery Court ruled that by March 8, 2024, ARC and Digital World must confer and propose a schedule by which the Chancery Court may resolve the action within 150 days following the Business Combination. The Chancery Court also further ordered the parties to provide the court with a stipulation by March 8, 2024 regarding ARC’s ability to maintain standing over its claim following its vote in favor of the Business Combination. Additionally, the Chancery Court requested that the parties stipulate to the establishment of an escrow account for the placement of disputed shares following the Business Combination, to be held pending conclusion of the action. Finally, the Chancery Court requested that counsel for Digital World submit a letter to the Chancery Court by March 8, 2024 “addressing how this litigation will proceed alongside the Florida litigation” filed by Digital World on February 27, 2024 in the Circuit Court of Sarasota County, Florida.

On March 5, 2024, in connection with the lawsuit captioned ARC Global Investments II, LLC v. Digital World Acquisition Corp., Eric Swider, Frank J. Andrews, Edward J. Preble and Jeffery A. Smith (the “Delaware Lawsuit”), the Court of Chancery of the State of Delaware (the “Chancery Court”) denied ARC Global Investments II, LLC’s, Digital World’s sponsor, request to delay the vote on the Business Combination to judicially determine the disputed conversion ratio of shares of Class B common stock to shares of Class A common stock in connection with the Business Combination and the special meeting of stockholders to vote on the Business Combination is expected to proceed as currently scheduled on March 22, 2024. In addition, the Chancery Court requested that the parties stipulate to the establishment of an escrow account into which disputed shares would be deposited following the Business Combination and held pending the conclusion of the Delaware Lawsuit.

DIGITAL WORLD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
In connection with the Delaware Lawsuit, the Company informs its shareholders that it intends to apply a conversion ratio to all shares of Class B common stock such that ARC and the other Class B shareholders (the “Non-ARC Class B Shareholders”) would receive the same number of shares of common stock in the post- Business Combination company per Class B share. As such, upon the closing of the Business Combination and pending the Chancery Court’s ruling in, or a resolution by the parties of, the Delaware Lawsuit, the Company intends to issue into a separate escrow account shares of common stock in the post-Business Combination company to satisfy an increase in the conversion ratio with respect to the shares of Class B common stock previously held by the Non-ARC Class B Shareholders. As such, the shares to be deposited in escrow for the benefit of the Non-ARC Class B Shareholders will reflect the difference between the actual conversion ratio, determined by the Company’s board of directors upon closing of the Business Combination, and a conversion ratio of 2.00.

On March 19, 2024, Digital World filed a lawsuit against ARC in New York state court alleging breach of contract and seeking injunctive relief. Digital World’s claims relate to an agreement between Digital World and ARC entered into in September 2021 (the “Letter Agreement”), whereby ARC promised to vote in favor of any merger agreement presented to Digital World’s shareholders for a vote. Digital World alleges that it has presented a merger agreement to its shareholders, but ARC has withheld its vote in favor of the merger, with the shareholder vote scheduled for March 22, 2024. Digital World’s suit seeks declaring ARC’s obligation to vote its shares in favor of the merger, per the Letter Agreement, and an order compelling ARC to specifically perform its obligations under the Letter Agreement. Digital World also seeks an award of consequential damages for breach of contract. No responsive pleadings have been filed. At this early juncture, we express no opinion as to the likely outcome of this matter.

As previously disclosed, Digital World Acquisition Corp., a Delaware corporation (“Digital World”), DWAC Merger Sub Inc., a Delaware corporation (“Merger Sub”), Trump Media & Technology Group Corp., a Delaware corporation (“TMTG”), ARC Global Investments II, LLC, a Delaware limited liability company (“ARC”), in the capacity as the representative of the stockholders of Digital World (which has been replaced and succeeded by RejuveTotal LLC, a New Mexico limited liability company effective as of March 14, 2024), and TMTG’s General Counsel in his capacity as the representative of the stockholders of TMTG, entered into an Agreement and Plan of Merger, dated as of October 20, 2021 (as amended by the First Amendment to Agreement and Plan of Merger, dated May 11, 2022, the Second Amendment to Agreement and Plan of Merger, dated August 9, 2023, and the Third Amendment to Agreement and Plan of Merger, dated September 29, 2023, the “Merger Agreement”), pursuant to which, among other transactions, on March 25, 2024 (the “Closing Date”), Merger Sub merged with and into TMTG, with TMTG continuing as the surviving corporation and as a wholly owned subsidiary of Digital World (the “Business Combination”). In connection with the closing of the Business Combination, Digital World changed its name to “Trump Media & Technology Group Corp.” (sometimes referred to herein as “Public TMTG”) and TMTG changed its name to TMTG Sub Inc.

On March 22, 2024, Digital World held a special meeting of its stockholders (the “Special Meeting”) in connection with the Business Combination. At the Special Meeting, Digital World stockholders voted to approve the Business Combination with TMTG and related proposals. Prior to the Special Meeting, holders of a total of 4,939 shares of Digital World Class A common stock, par value $0.0001, had validly elected to redeem their Digital World Class A common stock for cash at a price of approximately $10.92 per share in connection with the Special Meeting.

Unless the context otherwise requires, “we,” “us,” “our” and the “Company” refer to Digital World and its consolidated subsidiaries prior to the Closing Date and Public TMTG and its consolidated subsidiaries following the Closing Date. All references herein to the “Board” refer to the board of directors of Digital World or Public TMTG, as applicable. Terms used but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the definitive final prospectus and definitive proxy statement, dated February 16, 2024 and as amended and supplemented pursuant to Rule 425 under the Securities Act (the “Proxy Statement/Prospectus”) and such definitions are incorporated herein by reference.

As a result of, and in connection with, the Closing, among other things, (i) the second amendment and restatement to the amended and restated certificate of incorporation of Digital World (the “Amended Charter”) redesignated the outstanding shares of Class A common stock, par value $0.0001 per share, of Digital World (“Digital World Class A Common Stock”), as common stock, par value $0.0001 per share, of Trump Media & Technology Group Corp. (the “Public TMTG Common Stock”); (ii) Public TMTG redesignated the warrants underlying the Public Units as Trump Media & Technology Group Corp. Redeemable Warrants, each whole warrant exercisable for one share of Public TMTG Common Stock at an exercise price of $11.50 (“Public TMTG Warrants”); (iii) Public TMTG separated each unit of Digital World outstanding prior to the Closing into one share of Public TMTG Common Stock and one-half of one Public TMTG Warrant, with any fractional warrants to be issued in connection with such separation to be rounded down to the nearest whole warrant, and each whole warrant exercisable for one share of Public TMTG Common Stock at an exercise price of $11.50 per share; (iv) Public TMTG separated the Placement Units into one share of Public TMTG Common Stock and one-half of one Public TMTG Warrant, with any fractional warrants to be issued in connection with such separation to be rounded down to the nearest whole warrant, and each whole warrant exercisable for one share of Public TMTG Common Stock at an exercise price of $11.50 per share; and (v) the Amended Charter reclassified and converted each outstanding share of Class B common stock, par value $0.0001 per share, of Digital World (“Digital World Class B Common Stock”) into shares of Public TMTG Common Stock. Each share of Digital World Class B Common Stock was converted into 1.348 shares of Public TMTG Common Stock.  In addition and as previously disclosed by Digital World, in connection with the lawsuit captioned ARC Global Investments II, LLC v. Digital World Acquisition Corp., Eric Swider, Frank J. Andrews, Edward J. Preble and Jeffery A. Smith (the “Delaware Lawsuit”), which was filed by ARC on February 29, 2024, in the Court of Chancery of the State of Delaware (the “Chancery Court”), Digital World agreed to the establishment of an escrow account for the placement of disputed shares following the Business Combination. As such, the conversion ratio of the Digital World Class B Common Stock may increase and result in the issuance of additional shares of Public TMTG Common Stock. For more information, see “Item 1.01 – Entry into a Material Definitive Agreement – Escrow Agreements in Connection with the Delaware Litigation” to this Current Report on Form 8-K.

Furthermore, as a result of, and in connection with the Closing, (i) immediately prior to the Effective Time the TMTG Convertible Notes were converted into TMTG Common Stock and all of the outstanding TMTG Common Stock that was issued upon such conversion was automatically cancelled and ceased to exist; (ii) Digital World issued an aggregate of 3,424,510 Public TMTG private warrants and 1,709,145 shares of Public TMTG Common Stock to holders to Digital World Convertible Notes; (iii) Public TMTG issued an aggregate of 95,354,534 shares of Public TMTG Common Stock to TMTG securityholders as of immediately prior to the Effective Time (which amount includes (x) 7,854,534 shares of Public TMTG Common Stock to the former holders of the TMTG Convertible Notes and (y) 614,640 shares of Public TMTG Common Stock deposited into escrow pursuant to indemnification provisions under the Merger Agreement); and (iv) 4,667,033 shares of Public TMTG Common Stock were issued to Odyssey Transfer and Trust Company, a Minnesota corporation, as escrow agent (the “Escrow Agent”) pursuant to the Disputed Shares Escrow Agreements (as defined below).

Immediately after giving effect to the Business Combination, there were 136,700,583 issued and outstanding shares of Public TMTG Common Stock, which includes common stock held by Digital World stockholders, ARC, former TMTG stockholders, shares issued upon conversion of TMTG Convertible Notes and shares issued upon conversion of Digital World Convertible Notes, but does not include the underlying shares of Public TMTG Common Stock that may be issued upon conversion of the Digital World Alternative Financing Notes, Post-IPO Warrants or the Public Warrants, shares held pursuant to the Disputed Shares Escrow Agreements or any awards that may be issued under the Equity Incentive Plan.

Additionally, Digital World instructed Odyssey Transfer and Trust Company, a Minnesota corporation, acting in its capacity as transfer agent (the “Transfer Agent”) to reserve up to (i) 46,250,000 shares of Public TMTG Common Stock in connection with future issuances resulting from the underlying shares of Public TMTG Common Stock that may be issued upon conversion of the Digital World Alternative Financing Notes, and (ii) 3,125,000 private warrants issuable in connection with the Digital World Alternative Financing Notes.

Finally, also on March 25, 2024, immediately following the consummation of the Business Combination, as disclosed by Digital World on February 8, 2024, the final drawdown for $40,000,000 (the “Final Drawdown”) in convertible promissory notes (the “Convertible Notes”) was issued to those certain institutional investors (“Accredited Investors”), pursuant to the note purchase agreement entered into by and between Digital World and the Accredited Investors on February 8, 2024 (the “Note Purchase Agreement”). The Final Drawdown was deposited into a control account and may only be released to Public TMTG pursuant to the terms of the Note Purchase Agreement and the Convertible Notes.  For more information on the terms of the Convertible Notes, see “Item 1.01 – Entry into a Material Definitive Agreement – Convertible Notes” to this Current Report on Form 8-K.

As of the Closing Date, (i) President Donald J. Trump beneficially held approximately 57.3% of the outstanding shares of Public TMTG Common Stock and (ii) the public stockholders of Public TMTG held approximately 21.9% of the outstanding shares of Public TMTG Common Stock.

On March 26, 2024, the Company closed the merger with TMTG.